UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2016

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36344	45-3174872
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Flintkote Avenue

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

Effective February 22, 2016, Ignyta, Inc. (the “Company”), after conducting a strategic review that included a thorough and complete review of its programs and resources, ceased all development activities relating to its RXDX-103, RXDX-107 and RXDX-108 programs, and some of its Spark discovery programs. The Company does not expect to incur any material expenses in connection with the cessation of activities relating to these programs, and the Company expects to reduce its operating expenses as a result of such cessation of activities.

On February 22, 2016, the Company notified Cancer Research Technology Limited (“CRT”) that the Company intended to terminate its RXDX-108 drug development program, effective immediately. The Company does not have a unilateral right to terminate the License Agreement between the Company and CRT dated as of January 20, 2014 (the “CRT Agreement”), but the Company believes its determination is consistent with its obligations under the CRT Agreement, and it has engaged CRT in discussions regarding the mutual termination of the CRT Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Effective as of February 22, 2016, in connection with the Company’s decision to prioritize its pipeline, focus exclusively on molecularly targeted therapies and streamline its operations to focus on key priorities and competencies, the employment of Robert Wild, Ph.D., the Company’s Chief Scientific Officer and Senior Vice President, Research, was terminated. In connection with the termination of Dr. Wild’s employment, and subject to Dr. Wild signing a waiver and release of claims in favor of the Company and his compliance with certain restrictive covenants, including with respect to non-solicitation and non-disparagement, Dr. Wild is eligible to receive certain benefits under the Ignyta, Inc. Severance and Change in Control Severance Plan (the “Plan”) as a “Tier 2 Covered Employee.” The terms and provisions of the Plan as applied to a Tier 2 Covered Employee are set forth in the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2013, which description is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The Company issued a press release dated February 23, 2016 relating to the Company’s strategic positioning and priorities, a copy of which is attached hereto as Exhibit 99.1. In addition, the Company prepared the slide deck attached hereto as Exhibit 99.2 relating to the Company’s strategic positioning and priorities. Information from this slide presentation may also be used by management of the Company in future meetings regarding the Company.

The information contained in Exhibits 99.1 and 99.2 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as that term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements in this Current Report on Form 8-K that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to the Company’s plans regarding the cessation of activities relating to certain of its drug development programs, and the Company’s expectation not to incur any material expenses, and to reduce its operating expenses, in connection with the termination of these development programs. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, CRT’s determinations regarding the CRT Agreement, the Company’s ability to successfully implement its plans, and risks and uncertainties in the Company’s business, including those risks described in the Company’s periodic reports filed with the SEC. These forward-looking statements are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the Company files with the SEC available at www.sec.gov, including without limitation the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 23, 2016.

99.2	Slide Presentation, dated February 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2016	IGNYTA, INC.

	By:	/s/ Jonathan E. Lim, M.D.
	Name:	Jonathan E. Lim, M.D.
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release, dated February 23, 2016

99.2	Slide Presentation, dated February 23, 2016.